Exhibit 99.1

NEWS RELEASE

Date:	August 9, 2010
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Part Advisors, LLC
817-310-0051

Barrett Waller
Waller & Company Public Relations
(918) 587-1909

XETA Technologies to Present at the Midwest IDEAS Investor Conference

Broken Arrow, Okla., August 9, 2010 — XETA Technologies, Inc. (NASDAQ: XETA), a national provider of converged communications solutions for the enterprise marketplace, today announced that Greg Forrest, president and chief executive officer, will present at the Midwest IDEAS Investor Conference on August 31, 2010, at 11:20 a.m. CDT.  The presentation will be webcast live and may be accessed at the conference website at www.midwestideas.com, or under the investor relations section of XETA’s website, www.xeta.com. The one-day conference will be held in the Gleacher Center at the University of Chicago in Chicago.

Co-sponsored by Three Part Advisors, LLC, and the CFA Society of Chicago, the Midwest IDEAS Investor Conference is an annual independent conference that allows quality companies to highlight their investment merits to influential professional investors with the express purpose of generating investor interest. Additional information about the conference can be located at www.midwestideas.com.

About XETA Technologies, Inc.

XETA Technologies, Inc., sells, installs and services advanced communication technologies for small, medium and Fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors, including Avaya, Mitel, Hitachi and Samsung. With a 29-year operating history and more than 16,000 customers from coast to coast, XETA maintains a commitment to extraordinary customer service. The Company’s in-house 24/7/365 contact center, combined with a nationwide service footprint, offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq:XETA) is available at www.xeta.com.

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